EXHIBIT 31.2

CERTIFICATION

I, Winston M. Talbert, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Plains Exploration & Production Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Chief Financial Officer

Date: April 29, 2013